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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-39795) pertaining to the 1997 Equity Incentive Plan, the Employee Stock Purchase Plan and Non-Plan Option Grants of Megabios Corp., of our report dated July 31, 1998, with respect to the financial statements of Megabios Corp. included in the Annual Report (Form 10-K) for the year ended June 30, 1998.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
October 1, 1998